Exhibit (n)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-204933 on Form N-2 of our report dated March 26, 2015, relating to the financial information set forth under the heading “Senior Securities” appearing in the Prospectus, which is a part of such Registration Statement and to the references to us under the heading “Senior Securities” in such Prospectus.

/s/ Deloitte & Touche LLP

San Francisco, CA

July 7, 2015